                         SCHUMACHER & ASSOCIATES, INC.
                         Certified Public Accountants
                12835 East Arapahoe Road, Tower II, Suite 110-B
                             Englewood, CO  80112
                      (303)-792-2466   FAX (303)-792-2467




May 31, 1997


Securities and Exchange Commission
Washington D.  C. 20549


RE:  Redwood Broadcasting, Inc.
     Form 8-K
     May 27, 1997

Dear Madam/Sir:

We agree with the representations made in "Item 4, Change in Registrant's Certifying Accountant."

If we can provide you any additional information please do not hesitate to let us know.


Sincerely,

/s/ Mick Schumacher

Mick Schumacher
President